Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Form S-8 of RAM Holdings Ltd. dated August 21, 2006 of our report dated March 21, 2006 relating to the financial statements and financial statement schedules of RAM Re Group of Companies, which appears in the RAM Holdings Ltd. Registration Statement on Form S-1 (No. 333-131763) dated April 27, 2006.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers
Hamilton, Bermuda
August 21, 2006